       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 2006.

                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         OIL STATES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                       76-0476605
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                               THREE ALLEN CENTER
                           333 CLAY STREET, SUITE 4620
                              HOUSTON, TEXAS 77002
          (Address of principal executive offices, including zip code)

                             ----------------------

                         OIL STATES INTERNATIONAL, INC.
                         2001 EQUITY PARTICIPATION PLAN
                            (Full title of the plan)

                                 CINDY B. TAYLOR
                         OIL STATES INTERNATIONAL, INC.
                               THREE ALLEN CENTER
                           333 CLAY STREET, SUITE 3460
                              HOUSTON, TEXAS 77002
                     (Name and address of agent for service)

                                 (713) 652-0582
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                                 Scott N. Wulfe
                             Vinson & Elkins L.L.P.
                         1001 Fannin Street, Suite 2300
                              Houston, Texas 77002
                                 (713) 758-2222

                                                      CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                              PROPOSED MAXIMUM            PROPOSED MAXIMUM                AMOUNT OF
   TITLE OF SECURITIES              AMOUNT TO BE               OFFERING PRICE            AGGREGATE OFFERING             REGISTRATION
     TO BE REGISTERED             REGISTERED(1)(2)               PER SHARE                     PRICE                        FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value
  $0.01 per share)........       2,000,000 shares              $36.76(3)                   $73,520,000                  $7,866.64
====================================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act") this registration statement also covers any additional shares of common stock which become issuable under the antidilution provision of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the registrant's outstanding shares of common stock.

(2) On March 31, 2001, a Registration Statement on Form S-8 (File No. 333-57960) was filed relating to the offer and sale of 3,600,000 shares of common stock issuable pursuant to the terms of the Oil States International, Inc. 2001 Equity Participation Plan (the "Plan"), and on July 24, 2002, a Registration Statement on Form S-8 (File No. 333-97041) was filed relating to the offer and the sale of an additional 2,000,000 shares of common stock issuable pursuant to the terms of the Plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of registrant's common stock as reported on the New York Stock Exchange on May 18, 2006.

                                EXPLANATORY NOTE

      On March 30, 2001, Oil States International, Inc. (the "Company") filed a Registration Statement on Form S-8 (File No. 333-57960) (the "Initial Form S-8") with respect to 3,600,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock") issuable in accordance with the terms of the Oil States International, Inc. 2001 Equity Participation Plan. On July 24, 2002, the Company filed a Registration Statement on Form S-8 (the "Additional Form S-8") registering the offer and sale of an additional 2,000,000 shares of Common Stock issuable in accordance with the terms of the amended and restated Oil States International, Inc. 2001 Equity Participation Plan (as amended and restated, the "First Amended and Restated Plan"), which was approved by the Board of Directors of the Company on February 19, 2002 and by the stockholders at the annual meeting of the Company held on May 15, 2002. On February 16, 2005, the Board of Directors of the Company amended and restated the First Amended and Restated Plan (as amended and restated, the "Second Amended and Restated Plan") to increase the number of shares of Common Stock authorized for issuance thereunder from 5,700,000 to 7,700,000. At the annual meeting of stockholders of the Company held on May 18, 2005, the stockholders of the Company also approved the Second Amended and Restated Plan. Accordingly, this registration statement is being filed to register such 2,000,000 additional shares of Common Stock, and the contents of the Initial Form S-8 and the Additional Form S-8 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth or incorporated by reference herein. In addition, pursuant to General Instruction E to Form S-8, all required opinions and consents are filed as exhibits hereto.

ITEM 9. UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 (Section 239.13 of this chapter) or Form S-8 (Section 239.16b of this chapter) or Form F-3 (Section 239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 18th day of May, 2006.

                                        OIL STATES INTERNATIONAL, INC.

                                        By: /s/ Douglas E. Swanson
                                           ---------------------------------
                                           Douglas E. Swanson
                                           President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cindy B. Taylor and Robert W. Hampton and each of them severally as his or her true and lawful attorneys-in-fact, with power to act, with or without the other, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 18th day of May, 2006.

               SIGNATURE                                TITLE
               ---------                                -----

           /s/ Douglas E. Swanson       President, Chief Executive Officer and Director
 -------------------------------------- (Principal Executive Officer)
           Douglas E. Swanson


            /s/ Cindy B. Taylor         Chief Financial Officer
 -------------------------------------- (Principal Financial Officer)
            Cindy B. Taylor

           /s/ Robert W. Hampton        President - Finance and
 -------------------------------------- Accounting and Secretary
           Robert W. Hampton            (Principal Accounting Officer)


           /s/ L.E. Simmons             Chairman of the Board
 --------------------------------------
              L.E. Simmons

          /s/ Martin Lambert            Director
 --------------------------------------
             Martin Lambert

         /s/ S. James Nelson            Director
 --------------------------------------
            S. James Nelson

           /s/ Mark G. Papa             Director
 --------------------------------------
              Mark G. Papa

         /s/ Gary L. Rosenthal          Director
 --------------------------------------
           Gary L. Rosenthal

       /s/ William T. Van Kleef         Director
 --------------------------------------
         William T. Van Kleef

         /s/ Stephen A. Wells           Director
 --------------------------------------
            Stephen A. Wells


                                INDEX TO EXHIBITS



   5.1*  Opinion of Vinson & Elkins L.L.P.

  23.1*  Consent of Ernst & Young LLP

  23.3*  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

  24.1* Powers of Attorney (included on the signature page to this Registration Statement).

  ---------------
  * filed herewith